SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 16, 2005

Dear Autodesk Stockholder:

You are cordially invited to attend Autodesk’s 2005 Annual Meeting of Stockholders to be held on Thursday, June 23, 2005 at 2:00 p.m., Pacific time, at our principal executive offices, 111 McInnis Parkway, San Rafael, California 94903.

At the Annual Meeting, you will be asked to:

1.	Elect nine directors;

2.	Consider and vote on the 2006 Stock Plan;

3.	Approve the Amended and Restated Certificate of Incorporation of the Company;

4.	Consider and vote on the Executive Incentive Plan; and

5.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

The accompanying Notice of 2005 Annual Meeting and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.

We hope you will be able to attend this year’s Annual Meeting. We will report to the stockholders on fiscal year 2005 and describe our future strategies for products and markets. There will be an opportunity for all stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting. Your vote is important.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Carol A. Bartz Chairman of the Board, Chief Executive Officer and President

AUTODESK, INC.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2005

At the Company’s Executive Offices in San Rafael, California

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Autodesk, Inc., a Delaware corporation, will be held on Thursday, June 23, 2005, at 2:00 p.m., Pacific time, at Autodesk’s principal executive offices, 111 McInnis Parkway, San Rafael, California 94903, for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To approve the adoption of the Autodesk 2006 Stock Plan and the reservation of 25,000,000 shares of the Company’s Common Stock for issuance thereunder;

3.	To approve the Amended and Restated Certificate of Incorporation of the Company, which increases the number of authorized shares of the Company’s Common Stock from 400 million shares to 750 million shares;

4.	To approve the adoption of the Executive Incentive Plan;

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Autodesk’s common stock at the close of business on May 2, 2005, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder previously signed and returned a proxy card.

FOR THE BOARD OF DIRECTORS

Marcia K. Sterling Senior Vice President, General Counsel and Secretary

San Rafael, California

May 16, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

AUTODESK, INC.

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share (the “Common Stock”), of Autodesk, Inc., a Delaware corporation (“Autodesk” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of Autodesk for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 23, 2005, at 2:00 p.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Autodesk’s principal executive offices, located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that location is (415) 507-5000.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report on Form 10-K were mailed on or about May 16, 2005, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Autodesk’s Common Stock at the close of business on May 2, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 228,628,680 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Autodesk’s Common Stock, see “Management—Security Ownership of Certain Beneficial Owners and Management” below.

Quorum; Abstentions; Broker Non-Votes

The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A plurality of the votes duly cast is required for the election of directors. The nine nominees for director receiving the highest number of affirmative votes will be elected as directors. Therefore, abstentions and broker non-votes will not affect the outcome of the election.

The affirmative vote of a majority of the votes duly cast is required to (1) approve the 2006 Stock Plan, (2) approve the Executive Incentive Plan and (3) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. Abstentions are deemed to be “votes cast,” and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast, and therefore are not included in the tabulation of the voting results on these proposals.

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting is required to approve the Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes have the same effect as a vote against this proposal.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting; Revocability of Proxies

Voting by attending the meeting. A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identity for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder casts at the Annual Meeting.

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of proxy. Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked (1) by filing with the General Counsel of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the General Counsel of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the General Counsel of the Company or should be sent so as to be delivered to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

Expenses of Solicitation

Autodesk will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $10,000 plus reimbursement for out of pocket expenses.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy material. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the General Counsel of the Company in a timely manner. In order to be included in the proxy statement for the 2006 annual meeting of stockholders, stockholder proposals must be received by the General Counsel of the Company no later than January 16, 2006, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting. In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the General Counsel of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures described in “Proposal One—Corporate Governance Matters” below.

The Company’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the General Counsel of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which the Company first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2006 annual stockholder meeting is January 16, 2006.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the General Counsel of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of nine directors is to be elected at the Annual Meeting, all of whom have been recommended for nomination by the Corporate Governance and Nominating Committee of the Board of Directors and all of whom are presently directors of Autodesk. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below.

In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

The name, age and principal occupation of each nominee as of May 2, 2005, are set forth in the table below. Except as described below, each of the nominees has been engaged in his or her principal occupation during the past five years. There are no family relationships among any of our directors or executive officers.

Name of Nominee	Age	Principal Occupation	Director Since
Carol A. Bartz	56	Chairman of the Board, Chief Executive Officer and President	1992
Mark A. Bertelsen	61	Senior Partner, Wilson Sonsini Goodrich & Rosati, Professional Corporation, attorneys at law	1992
Crawford W. Beveridge	59	Executive Vice President and Chief Human Resources Officer, Sun Microsystems	1993
J. Hallam Dawson	68	Chairman of the Board, IDI Associates	1988
Michael J. Fister	51	Chief Executive Officer and President, Cadence Design Systems, Inc.	2003
Per-Kristian Halvorsen	53	Vice President and Director, Solutions and Services Research Center, HPLabs	2000
Steven L. Scheid	51	Chairman and Chief Executive Officer of Janus Capital Group Inc.	2002
Mary Alice Taylor	55	Independent Business Consultant	1995
Larry W. Wangberg	62	Independent Business Consultant	2000

Carol A. Bartz joined Autodesk in April 1992 and serves as Chairman of the Board, Chief Executive Officer and President of Autodesk. Ms. Bartz is a director of Cisco Systems, Inc., Network Appliance, Inc. and BEA Systems, Inc. Prior to joining Autodesk, Ms. Bartz held various positions at Sun Microsystems, Inc., including Vice President, Worldwide Field Operations from July 1990 to April 1992.

Mark A. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati in 1972, was the firm’s managing partner from 1991 to 1996 and is currently a member of the firm’s Policy Committee of Senior Partners. Mr. Bertelsen is a director of Informatica Corporation.

Crawford W. Beveridge serves as Executive Vice President and Chief Human Resources Officer of Sun Microsystems, Inc. Mr. Beveridge served as Chief Executive Officer of Scottish Enterprise, an economic development company, from January 1991 until March 2000. From March 1985 to December 1990, Mr. Beveridge was the Vice President of Corporate Resources at Sun Microsystems, Inc. Mr. Beveridge is a director of Scottish Equity Partners Ltd. and Memec, Inc.

J. Hallam Dawson has served as Chairman of IDI Associates, a private investment bank specializing in Latin America, since September 1986. Mr. Dawson is a director of Serena Software, Inc. and China Trust Bank (USA).

Michael J. Fister has served as the Chief Executive Officer and President of Cadence Design Systems, Inc. since May 2004. Previously, Mr. Fister served as Senior Vice President and General Manager of the Enterprise Platforms Group of Intel Corporation from 2002 to May 2004. Mr. Fister joined Intel in 1987 as the Chandler, Arizona operations manager for the 8-bit focus group. From 1988 through 2000, Mr. Fister was promoted to a series of engineering positions, and elected corporate Vice President in 2000.

Per-Kristian Halvorsen has served as Vice President and Director of the Solutions and Services Research Center at HPLabs since June 2000. Previously, Dr. Halvorsen served as Director and Principal Scientist of the Information Sciences and Technologies Laboratory at the Xerox Palo Alto Research Center from June 1992 until June 2000. Dr. Halvorsen is a consulting professor at Stanford University and a principal at the Center of Study of Language and Information.

Steven L. Scheid has served as Chairman and Chief Executive Officer of Janus Capital Group Inc. since April 2004. Previously, Mr. Scheid served as an independent business consultant from February 2002 to April 2004, Vice Chairman of Charles Schwab & Co., Inc. from July 1999 to February 2002, as President of the Schwab Retail Group from October 2000 to February 2002 and as the Chief Financial Officer of Charles Schwab & Co., Inc. from June 1996 to July 1999. Mr. Scheid is a director of PMI Group, Inc.

Mary Alice Taylor is an independent business consultant. Previously, Ms. Taylor served as Chief Executive Officer and Chairman of the Board of HomeGrocer.com from September 1999 to September 2000. Ms. Taylor served as Executive Vice President of Global Operations and Technology of CitiCorp from January 1997 until September 1999 and served as Senior Vice President of Federal Express Corporation from September 1991 until December 1996. Ms. Taylor is a director of The Allstate Corporation, Sabre Holdings Corporation and Blue Nile, Inc.

Larry W. Wangberg served as Chief Executive Officer and Chairman of the Board of TechTV, previously ZDTV, Inc., from August 1997 until his retirement in June 2002. Previously, Mr. Wangberg was Chief Executive Officer and Chairman of the Board of StarSight Telecast, Inc., an interactive program guide company, from February 1995 to August 1997. Mr. Wangberg is a director of Charter Communications, Inc. and ADC Telecommunications, Inc.

Vote Required and Board of Directors’ Recommendation

The nine nominees receiving the highest number of affirmative votes will be elected as directors of the Company to serve until the next annual meeting or until their successors have been duly elected and qualified. Abstentions and broker non-votes will not affect the outcome of the election.

The Board of Directors Recommends a Vote “For” the Nominees Listed Above.

Board Meetings and Committees

The Board of Directors held a total of six meetings (including regularly scheduled and special meetings) during the fiscal year ended January 31, 2005. No director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he or she is a member, if any. The Company’s Board of Directors currently has three standing committees: an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of directors J. Hallam Dawson, Chairman, Steven L. Scheid and Mary Alice Taylor, each of whom is “independent” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. Effective June 1, 2005, Larry W. Wangberg, who is “independent” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market, will replace Mr. Dawson on the Audit Committee, and Ms. Taylor will serve as Chairman of the Audit Committee. The Board of Directors has determined that Mr. Dawson, Mr. Scheid and Ms. Taylor are each an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”).

The principal functions of the Audit Committee and its activities during fiscal 2005 are described in “Report of the Audit Committee of the Board of Directors” below.

The Audit Committee held nine meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is included as Appendix A to this proxy statement. The Audit Committee Charter is also available on the Company’s website at www.autodesk.com under “About Us—Investors—Corporate Governance.”

Compensation and Human Resources Committee

The Compensation and Human Resources Committee currently consists of Crawford W. Beveridge, Chairman, Per-Kristian Halvorsen and Larry W. Wangberg, each of whom qualifies as an independent director under the listing standards of The Nasdaq Stock Market. Effective June 1, 2005, Michael J. Fister and J. Hallam Dawson, each of whom qualifies as an independent director under the listing standards of The Nasdaq Stock Market, will replace Messrs. Halvorsen and Wangberg on the Compensation and Human Resources Committee.

The Compensation and Human Resources Committee reviews compensation and benefits for our executives and administers the grant of stock options to executive officers under our stock plans. The Board of Directors delegated to our Chief Executive Officer authority to grant options to employees who are not executive officers. The authority to grant all other options (except options which are granted automatically to non-employee directors under the non-discretionary 2000 Directors’ Option Plan) has been delegated to the Compensation and Human Resources Committee. The Compensation and Human Resources Committee, which consists solely of non-employee directors ineligible to participate in the Company’s discretionary employee stock programs, has sole and exclusive authority to grant stock options to executive officers of Autodesk.

The Compensation and Human Resources Committee held six meetings during fiscal year 2005. The Compensation and Human Resources Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at www.autodesk.com under “About Us—Investors—Corporate Governance.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of J. Hallam Dawson, Chairman, Michael J. Fister and Larry W. Wangberg, each of whom qualifies as an independent director under the listing standards of The Nasdaq Stock Market. Effective June 1, 2005, Per-Kristian Halvorsen, who qualifies as an independent director under the listing standards of The Nasdaq Stock Market, will replace Mr. Fister on the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee is responsible for the development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board. The Corporate Governance and Nominating Committee is also responsible for developing overall governance guidelines, overseeing the performance of the Board and reviewing and making recommendations regarding the composition and mandate of Board committees. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of the Company; for more information, see “Corporate Governance Matters” below.

The Corporate Governance and Nominating Committee held two meetings during fiscal year 2005. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.autodesk.com under “About Us—Investors—Corporate Governance.”

Lead Director

J. Hallam Dawson serves as Lead Director and liaison between management and the other non-employee directors. The Lead Director schedules and chairs meetings of the independent directors. The independent directors (including the Lead Director) hold a closed session at each regularly scheduled Board meeting.

Compensation of Directors

During fiscal year 2005, we paid an annual fee of $40,000 to each director who was not an Autodesk employee (currently eight persons). Each director may elect to receive up to fifty percent of the fee in cash, with the balance paid in the form of restricted stock issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. Such restricted stock was issued on June 17, 2004 (the date of last year’s annual meeting of stockholders) and will vest at this year’s Annual Meeting, provided that the recipient is a director on such date. Directors received an additional $5,000 for serving as Lead Director or chairman of a board committee, which has been increased to $10,000 annually effective as of the date of the Annual Meeting. Directors do not receive fees for attending Board or board committee meetings.

Additionally, the Company’s 2000 Directors’ Option Plan provides for the automatic grant of nonstatutory stock options to our non-employee directors. Upon being elected or appointed to our Board of Directors, each non-employee director is granted an option to purchase 50,000 shares of our Common Stock, with subsequent annual option grants of 20,000 shares of our Common Stock. The exercise price of options granted under the 2000 Directors’ Option Plan is equal to the fair value of our Common Stock on the date of grant. Options granted under the 2000 Directors’ Option Plan upon election or appointment vest over a three-year period; subsequent annual option grants vest over a one-year period.

Corporate Governance Matters

Code of Business Conduct

The Company has adopted a Code of Business Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct is available on the Company’s website at www.autodesk.com under “About Us—Investors—Corporate Governance.” The Company will post on this section of our website any amendment to the Code of Business Conduct, as well as any waivers of the Code of Business Conduct that are required to be disclosed by the rules of the SEC or The Nasdaq Stock Market.

Stock Ownership Guidelines

In December 2004, the Board of Directors established stock ownership guidelines for directors and executive officers designed to encourage long term stock ownership in the Company and more closely link their interests with those of the stockholders. These guidelines provide that, within a four-year period, executive officers should attain an investment position in Autodesk stock equal to a multiple of their base salary depending on the individual’s scope of responsibilities, and directors should attain an investment position in Autodesk stock of at least 5,000 shares. The Board of Directors reviews and updates the guidelines annually, as appropriate.

Independence of the Board of Directors

The Board of Directors has determined that, with the exception of Carol A. Bartz, who is an executive officer of the Company, all of its members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors

Communications from stockholders to the non-employee directors should be addressed to the Lead Director as follows: J. Hallam Dawson, Autodesk Inc., c/o General Counsel, 111 McInnis Parkway, San Rafael, California 94903.

Attendance at Annual Stockholder Meetings by the Board of Directors

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Carol A. Bartz, Mark A. Bertelsen, Crawford W. Beveridge, Per-Kristian Halvorsen, Steven L. Scheid, Mary Alice Taylor and Larry W. Wangberg attended the Company’s 2004 annual meeting of stockholders.

Nominating Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership on the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Autodesk Inc., c/o General Counsel, 111 McInnis Parkway, San Rafael, California 94903, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board.

•	The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the

Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

•	While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the software industry and the Company’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO

APPROVAL OF THE AUTODESK 2006 STOCK PLAN

The Board of Directors is asking stockholders to approve Autodesk’s 2006 Stock Plan (the “2006 Plan”). The Board of Directors has adopted the 2006 Plan, subject to stockholder approval at the Annual Meeting. If stockholders approve the 2006 Plan at the Annual Meeting, the 2006 Plan will become effective on February 1, 2006 and terminate on February 1, 2009. If the 2006 Plan is approved, Autodesk’s 1996 Stock Plan will terminate on February 1, 2006, though such termination will not impact awards previously granted under the 1996 Stock Plan.

While the three-year 2006 Plan will have 25 million shares reserved for issuance, the current practice of the Board of Directors is to limit the grants to three percent of outstanding common stock per year, as determined on the first day of such fiscal year, with the exception of grants to new senior executives or grants made in connection with an acquisition.

Description of the 2006 Plan

The following paragraphs provide a summary of the principal features of the 2006 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2006 Plan, which is attached hereto as Appendix B. Capitalized terms used herein and not defined shall have the meanings set forth in the 2006 Plan.

Background and Purpose. The purposes of the 2006 Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees, consultants and directors (collectively, “Service Providers”), and promote the success of our business. The 2006 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) restricted stock, (3) stock appreciation rights (“SARs”), (4) performance shares, (5) performance units and (6) deferred stock units (each individually, an “Award”).

Stock Subject to the 2006 Plan. The number of shares of Autodesk Common Stock (“Shares”) initially reserved for issuance under the 2006 Plan is equal to 25,000,000 Shares. Any Awards of restricted stock, performance shares, performance units or deferred stock units with a per share or unit purchase price lower than 100% of fair market value on the grant date shall be counted against the total number of Shares issuable under the 2006 Plan as two Shares for every one Share subject thereto. Upon the effective date of the 2006 Plan in February 2006, the 1996 Stock Plan and all shares reserved for issuance under that plan will terminate.

Administration. The 2006 Plan may be administered by the Board of Directors or a committee of the Board (the “Administrator”). Subject to the provisions of the 2006 Plan, the Administrator has the authority to: (1) interpret the 2006 Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2006 Plan, (3) select the persons to whom awards are to be granted, (4) subject to limitations of the 2006 Plan as applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award, (5) determine whether and to what extent awards are to be granted, (6) determine the terms and conditions applicable to awards generally and to each individual award (including the provisions of the award agreement to be entered into between the Company and the participant), (7) amend any outstanding award subject to applicable legal restrictions (except repricing an option or SAR, unless stockholder approval is obtained), (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award, (9) approve forms of agreement for use under the 2006 Plan, (10) allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares or cash to be issued upon exercise of an award (or distribution of a deferred stock unit) that number of shares or cash having a fair market value equal to the minimum amount required to be withheld, and (11) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2006 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom. The Board of Directors has currently delegated to the Compensation and Human Resources Committee authority to grant awards to executive officers of the Company, and to Ms. Bartz the authority to grant awards to other Service Providers.

Eligibility to Receive Awards. The 2006 Plan provides that restricted stock, SARs, performance shares, performance units, deferred stock units and nonstatutory stock options may be granted to our Service Providers. Incentive stock options may be granted only to employees of Autodesk.

Code Section 162(m) Performance Goals. We have designed the 2006 Plan so that it permits us to issue awards that qualify as performance-based under Section 162(m) of the Internal Revenue Code (the “Code”).

No Repricing. The 2006 Plan prohibits repricing of options or SARs, including by way of an exchange for another Award, unless stockholder approval is obtained.

Terms and Conditions of Stock Options. Each stock option granted under the 2006 Plan is evidenced by a written stock option agreement between the optionee and Autodesk and is subject to the following terms and conditions:

•	Exercise Price. The Administrator sets the exercise price of the Shares subject to each option, provided that the exercise price cannot be less than 100% of the fair market value of Autodesk’s Common Stock on the option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Autodesk or any of its subsidiaries (a “10% Stockholder”).

•	Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of our Common Stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver to us the exercise price from sale proceeds, or by a combination of the foregoing.

•	Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. Although the current practice of the Company is to require that an option be exercised within 7 years after the date of grant, the 2006 Plan provides that in no event shall an option granted under the 2006 Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant.

•	Termination of Employment. If an optionee’s employment terminates for any reason (other than death or permanent disability), all options held by such optionee under the 2006 Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement, which the Company currently sets at three months, or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•	Permanent Disability. If an optionee is unable to continue employment with us as a result of permanent and total disability (as defined in the Code), all options held by such optionee under the 2006 Plan expire upon the earlier of (i) 12 months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•	Death. If an optionee dies while employed by us, all options held by such optionee under the 2006 Plan expire upon the earlier of (i) 12 months after the optionee’s death or (ii) the expiration date of the option. The executor or other legal representative of the optionee may exercise all or part of the optionee’s option at any time before such expiration with respect to all shares subject to such option.

•	ISO Limitation. If the aggregate fair market value of all Shares subject to an optionee’s incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

Terms and Conditions of Stock Appreciation Rights. Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

The exercise price of SARs may not be less than 100% of the fair market value of Autodesk’s Common Stock on the grant date of the Award. The Administrator, subject to the provisions of the 2006 Plan (including the Section 162(m) share limit referred to below and the exercise price restrictions), shall have complete discretion to determine the terms and conditions of SARs granted under the 2006 Plan.

Upon exercise of a SAR, the holder of the SAR shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised. At the discretion of the Administrator, payment to the holder of a SAR may be in cash, shares of our Common Stock or a combination thereof. To the extent that a SAR is settled in cash, the Shares available for issuance under the 2006 Plan shall not be diminished as a result of the settlement.

SARs granted under the 2006 Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant. No SAR may be exercised by any person after its expiration.

Section 162(m) Share Limit for Stock Options and SARs. In order that such awards may qualify as performance-based compensation under Section 162(m), no participant may be granted stock options and SARs to purchase more than 1,500,000 Shares in any fiscal year, except that up to 3,000,000 Shares may be granted in a participant’s first fiscal year of service.

Restricted Stock Grants. Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

Subject to the terms and conditions of the 2006 Plan, restricted stock may be granted to our Service Providers at any time and from time to time at the discretion of the Administrator. Subject to the Section 162(m) share limit set forth below, the Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying Shares.

Performance Share Grants. Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

Subject to the terms and conditions of the 2006 Plan, performance shares may be granted to our Service Providers at any time and from time to time as shall be determined at the discretion of the Administrator. Subject to the Section 162(m) share limit set forth below, the Administrator shall have complete discretion to determine (i) the number of shares of our Common Stock subject to a performance share award granted to any Service Provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones, but may include a service-based component.

Section 162(m) Share Limit for Restricted Stock and Performance Shares. In order that such awards may qualify as performance-based compensation under Section 162(m), no participant shall be granted restricted stock or performance share awards covering, in the aggregate, more than 750,000 Shares in any fiscal year, except that up to 1,500,000 shares may be granted in a participant’s first fiscal year of service.

Performance Units. Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our Common Stock, determined as of the vesting date. The Shares available for issuance under the 2006 Plan shall not be diminished as a result of the settlement of a performance unit. Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator.

Section 162(m) Share Limit for Performance Units. In order that such awards may qualify as performance-based compensation under Section 162(m), no participant shall be granted a performance unit award covering more than $2,000,000 in any of fiscal year, except that an award covering up to $6,000,000 may be granted in a participant’s first fiscal year of service.

Deferred Stock Units. Deferred stock units consist of awards of restricted stock, performance shares or performance units that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units are subject to the individual annual limits that apply to each type of Award.

Leave of Absence. In the event that a participant goes on a leave of absence, award vesting will cease until the participant returns to work, except as required by law or as otherwise determined by the Administrator.

Non-Transferability of Awards. Unless otherwise determined by the Administrator, an Award granted under the 2006 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

Adjustments Upon Changes in Capitalization. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of Shares subject to the 2006 Plan, the individual fiscal year limits applicable to options, SARs, restricted stock and performance shares, and the number and class of Shares of stock subject to any Award outstanding under the 2006 Plan, and the exercise price of any such outstanding option or SAR or other Award. Any such adjustment shall be made by the Compensation and Human Resources Committee of our Board of Directors, whose determination shall be conclusive.

Change of Control. In the event of a change of control, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding Award. If the successor corporation refuses to assume the Awards or to substitute equivalent awards, such Awards shall become 100% vested. In such event, the Administrator shall notify the participant that each Award subject to exercise is fully exercisable for fifteen (15) days from the date of such notice and that the Award terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2006 Plan. Autodesk’s Board of Directors may amend, suspend or terminate the 2006 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with applicable laws. In addition, no amendment, suspension or termination may impair the rights of any participant without his or her consent.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Awards granted under the 2006 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If these holding periods are not satisfied, the participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the Shares at the date of the option exercise or (ii) the sale price of the Shares. Any gain or loss recognized on such a premature disposition of the Shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant with an exercise price equal to the fair market value on the date of grant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any taxable income recognized in connection with the exercise of a nonqualified stock option by an Autodesk employee is subject to tax withholding by Autodesk. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Stock Appreciation Rights. No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Restricted Stock, Performance Units, and Performance Shares. A participant generally will not have taxable income upon grant of restricted stock, performance units, or performance shares. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Deferred Stock Units. A participant will not have taxable income upon the grant of a deferred stock unit (except in the case of restricted stock acquired pursuant to a stock purchase right pursuant to which a participant elected to be taxed at the time of grant, as described under “Restricted Stock, Performance Units and Performance Shares” above). Instead, a participant generally will recognize income upon receipt of the Shares subject to the deferred stock unit in an amount equal to the fair market value of the Shares at the time of receipt minus any amount paid for the Shares. However, a participant will be subject to employment taxes at the time a deferred stock unit vests, even if the participant has not yet received the Shares subject to the Award. Depending on the structure of the deferred stock unit, it may result in earlier taxation and an additional 20% tax under Internal Revenue Code Section 409A.

Tax Effect for Autodesk. Autodesk generally will be entitled to a tax deduction in connection with an Award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option or a disqualifying disposition of an incentive stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our next four most highly compensated executive officers. Under Section 162(m) of the Code, unless various conditions are met that enable compensation to qualify as “performance-

based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the 2006 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Autodesk to receive a federal income tax deduction in connection with such Awards even to the extent that they exceed $1,000,000.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes duly cast is required to approve the Autodesk 2006 Stock Plan. Abstentions will have the same effect as a vote against the approval of the Autodesk 2006 Stock Plan. Broker non-votes will not affect the outcome of the vote.

The Board of Directors Recommends a Vote “For” the Approval of the Autodesk 2006 Stock Plan.

PROPOSAL THREE

APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors has adopted, subject to stockholder approval, the Amended and Restated Certificate of Incorporation attached hereto as Appendix C, which increases the number of authorized shares of Common Stock, $0.01 par value per share, from 400 million shares to 750 million shares (the “Amended Certificate”). Subject to stockholder approval of the Amended Certificate, the Board of Directors has designated an additional 350,000 shares of Preferred Stock as Series A Participating Preferred Stock, such that the total number of authorized shares of Series A Participating Preferred Stock is 750,000. As of March 31, 2005, approximately 230.2 million shares of Common Stock were issued and outstanding, 39.4 million shares of Common Stock were reserved for issuance upon exercise of outstanding options, and 4.7 million shares of common stock are reserved for future issuance pursuant to outstanding equity compensation agreements, and no shares of Series A Participating Preferred Stock were issued and outstanding.

Our Certificate of Incorporation currently authorizes the issuance of up to 400 million shares of Common Stock. As a result of the two-for-one stock split of our Common Stock declared by the Board of Directors in November 2004 and effected in December 2004, our number of outstanding shares has doubled. For this and other reasons discussed below, the Board of Directors has determined that it is in the Company’s best interests and that of our stockholders to approve the Amended Certificate. If the stockholders approve this Proposal Three, the Board of Directors intends to file the Amended Certificate with the Secretary of State of the State of Delaware. If this Proposal Three is not approved by the stockholders, our Certificate of Incorporation will continue as currently in effect.

The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock following the stock split in order to maintain a reserve of shares available for immediate issuance to meet business needs promptly as they arise. The Board of Directors believes that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of Common Stock, such as an acquisition or another stock split. In addition, the increase in the number of authorized shares of our Common Stock will allow us to continue providing equity incentives to our employees, officers and directors. All authorized but unissued shares of Common Stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with stock-based employee benefit plans, future stock splits by means of a dividend and issuances to raise capital or affect acquisitions). There are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized Common Stock except for issuances in the ordinary course of business. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of The Nasdaq Stock Market.

The additional shares of Common Stock to be authorized by the Amended Certificate would have rights identical to the currently outstanding Common Stock of the Company. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders.

If this Proposal Three is approved by stockholders, the increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized but unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions, which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting is required to approve the Amended Certificate. Abstentions and broker non-votes will have the same effect as a vote against the approval of the Amended Certificate.

The Board of Directors Recommends a Vote “For” the Approval of the Company’s Amended and

Restated Certificate of Incorporation.

PROPOSAL FOUR

APPROVAL OF THE EXECUTIVE INCENTIVE PLAN

On April 14, 2005, our Board of Directors unanimously approved the Executive Incentive Plan (the “Incentive Plan”) and directed that the Incentive Plan be submitted to our stockholders at the Annual Meeting. Stockholder approval of this Incentive Plan will allow bonuses paid under the Incentive Plan to qualify as “deductible performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The purpose of the Incentive Plan is to motivate certain executives to achieve goals relating to the performance of Autodesk or one of its business units or other objectively determinable goals and to reward them when those objectives are satisfied.

Description of the Executive Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Incentive Plan, which is attached hereto as Appendix D. Capitalized terms used herein and not defined shall have the meanings set forth in the Incentive Plan.

Eligibility. Participants in the Incentive Plan are executive officers and key employees who are chosen solely at the discretion of the Compensation and Human Resources Committee. As of April 14, 2005, there were six persons chosen to participate for fiscal year 2006, all of whom are executive officers. Because our executive officers are eligible to receive awards under the Incentive Plan, our executive officers have an interest in this proposal. No person is automatically entitled to participate in the Incentive Plan in any Incentive Plan year. Autodesk may also pay discretionary bonuses, or other types of compensation, outside of the Incentive Plan.

Purposes. The purposes of the Incentive Plan are to motivate the participants to achieve goals relating to the performance of Autodesk or one of its business units or other objectively determinable goals and to reward them when those objectives are satisfied, thereby increasing stockholder value and the success of Autodesk by motivating executives to perform to the best of their abilities and to achieve Autodesk’s objectives. If certain requirements are satisfied, bonuses issued under the Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration. The Incentive Plan will be administered by the Compensation and Human Resources Committee, consisting of no fewer than two members of the Board.

Determination of Awards. Under the Incentive Plan, participants will be eligible to receive awards based upon the attainment and certification of certain performance criteria established by the Compensation and Human Resources Committee. The performance criteria the Compensation and Human Resources Committee may choose from may include one or more of the following: annual revenue; cash position; earnings per share; net income; operating cash flow; operating margins; operating income; return on assets; return on equity; return on sales; total stockholder return; or other performance objectives.

The performance criteria may be based on absolute target numbers or growth in one or more such categories compared to a prior period, and may differ for each participant. The measures that constitute performance criteria may, at the discretion of the Compensation and Human Resources Committee, be based on pro forma numbers excluding extraordinary or one-time expenses or credits, such as restructuring expenses, extraordinary tax events, stock option expensing or the like. The performance measures may also, as the Committee specifies, either include or exclude the effect of payment of the bonuses under the Incentive Plan or any other bonus plan of the

Company. Performance criteria may apply to Autodesk or to one of our business units. Any other performance objectives must relate to an objective that is objectively determinable within the meaning of Code Section 162(m).

Our Compensation and Human Resources Committee may provide that attainment of a performance goal shall be measured by adjusting the evaluation of performance goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in our annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting Autodesk’s or a business unit’s reported results.

Our Compensation and Human Resources Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Incentive Plan.

For our 2006 fiscal year, the Compensation and Human Resources Committee granted target awards under the Incentive Plan to each executive officer, including the CEO, based on revenue growth and operating margin goals. These 2006 fiscal year bonuses are intended to qualify as deductible “performance-based” compensation under Code Section 162(m). However, if our stockholders do not approve the Incentive Plan at the Annual Meeting these bonuses will not be paid, even if the milestones are achieved, and the Incentive Plan will automatically expire.

Payment of Awards. All awards will be paid in cash as soon as is practicable following determination of the award, unless the Compensation and Human Resources Committee chooses to defer the payment of awards, as it determines, in its discretion, is necessary or desirable to preserve the deductibility of such awards under Code Section 162(m).

Maximum Award. The amounts that will be paid pursuant to the Incentive Plan are not currently determinable. The maximum bonus payment that any participant may receive under the Incentive Plan in any of our fiscal years is $4,000,000.

Amendment and Termination. The Compensation and Human Resources Committee may amend, modify, suspend or terminate the Incentive Plan, in whole or in part, at any time and in any respect, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or to reconcile any inconsistency in the Incentive Plan or in any award granted thereunder. Any such amendment, modification, suspension or termination may be made without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award under the Incentive Plan.

Indemnification. Our Board of Directors and Compensation and Human Resources Committee are generally indemnified by Autodesk for any liability arising from claims relating to the Incentive Plan.

Federal Income Tax Consequences. Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by Autodesk. If and to the extent that the Incentive Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals and Groups

Awards under the Incentive Plan are determined based on actual future performance, so future actual awards cannot now be determined.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes duly cast is required to approve the Executive Incentive Plan. Abstentions will have the same effect as a vote against the approval of the Executive Incentive Plan. Broker non-votes will not affect the outcome of the vote.

The Board of Directors Recommends a Vote “For” the Approval of the Executive Incentive Plan.

PROPOSAL FIVE

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2006, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Ernst & Young LLP has audited our financial statements annually since the fiscal year ended January 31, 1983.

We expect representatives of Ernst & Young LLP to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fee Disclosure

The following table presents fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2005 and January 31, 2004.

	2005	2004
Audit Fees (1)	$3,870,788	$1,653,000
Audit-Related Fees	—	—
Tax Fees (2)	927,620	913,000
All Other Fees	—	—

Total	$4,798,408	$2,566,000

(1)	Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and management’s report on internal control included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services that generally only the Company’s independent registered public accountants can reasonably provide, including statutory audits and services rendered in connection with Securities and Exchange Commission filings. The fiscal year 2005 fees include approximately $1.7 million related to services provided in connection with compliance with the Sarbanes-Oxley Act of 2002.
(2)	Tax Fees consisted of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee utilizes the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of all pre-approved audit and non-audit services conducted and new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chairman of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees; provided, however, that such additional or amended services may not affect Ernst & Young LLP’s independence under applicable SEC rules. The Chairman reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal year 2005 were pre-approved by the Audit Committee.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The effect of an abstention is the same as a vote against the ratification of Ernst & Young LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment of Ernst &

Young LLP as our Independent Registered Public Accounting Firm.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s Common Stock as of March 31, 2005, for each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock, each of the Company’s directors, each of the executive officers named in the Summary Compensation Table on page 25 and all directors and executive officers of the Company as a group.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
Barclays Global Investors, NA (4)	23,591,861	10.2%

Non-Employee Directors:
Mark A. Bertelsen (5)	111,912	*
Crawford W. Beveridge (6)	126,406	*
J. Hallam Dawson (7)	150,154	*
Michael J. Fister (8)	36,454	*
Per-Kristian Halvorsen (9)	80,656	*
Steven L. Scheid (10)	71,752	*
Mary Alice Taylor (11)	192,776	*
Larry W. Wangberg (12)	94,532	*

Named Executive Officers:
Carol A. Bartz (13)	5,964,968	2.5%
Carl Bass (14)	113,991	*
George M. Bado (15)	63,026	*
Alfred J. Castino (16)	115,532	*
Marcia K. Sterling (17)	55,130	*

All directors and executive officers as a group (14 persons) (18)	7,685,680	3.2%

*	Represents less than one percent (1%) of the outstanding Common Stock.
(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has the right to acquire within 60 days of March 31, 2005, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)	The total number of shares of Common Stock outstanding as of March 31, 2005 was 230,240,878.
(4)	Includes (i) 19,138,607 shares beneficially owned by Barclays Global Investors, NA, (ii) 1,372,505 shares beneficially owned by Barclays Global Fund Advisors, (iii) 2,989,149 shares beneficially owned by Barclays Global Investors, LTD, (iv) 26,986 shares beneficially owned by Barclays Capital Securities Limited and (v) 64,614 shares beneficially owned by Palomino Limited. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The address of Barclays Capital Securities Limited is 5 The North Colonnade, Canary Wharf, London, E14 4BB. The address of Palomino Limited is Walker House, Mary Street, P.O. Box 908 GT, George Town, Grand Cayman. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2005.

(5)	Includes 106,800 shares subject to options exercisable within 60 days of March 31, 2005.
(6)	Includes 106,800 shares subject to options exercisable within 60 days of March 31, 2005.
(7)	Includes 106,800 shares subject to options exercisable within 60 days of March 31, 2005.
(8)	Includes 34,000 shares subject to options exercisable within 60 days of March 31, 2005.
(9)	Includes 66,400 shares subject to options exercisable within 60 days of March 31, 2005.
(10)	Includes 63,600 shares subject to options exercisable within 60 days of March 31, 2005.
(11)	Includes 146,800 shares subject to options exercisable within 60 days of March 31, 2005.
(12)	Includes 66,800 shares subject to options exercisable within 60 days of March 31, 2005.
(13)	Includes 4,964,576 shares subject to options exercisable within 60 days of March 31, 2005.
(14)	Includes 100,002 shares subject to options exercisable within 60 days of March 31, 2005
(15)	Includes 47,500 shares subject to options exercisable within 60 days of March 31, 2005.
(16)	Includes 96,500 shares subject to options exercisable within 60 days of March 31, 2005.
(17)	Includes 30,000 shares subject to options exercisable within 60 days of March 31, 2005.
(18)	Includes 6,438,034 shares subject to options exercisable within 60 days of March 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and The Nasdaq Stock Market. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during fiscal year 2005, the Company is aware of the following late Section 16(a) filings: the annual automatic grant to each of the outside directors of options to purchase 20,000 shares of common stock and restricted stock issued in lieu of cash compensation in June 2004 under the 2000 Directors’ Option Plan was reported 10 days late and the exercise and sale of 40,000 pre-split shares of common stock by Larry W. Wangberg in November 2004 was reported four days late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Human Resources Committee is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship exists between any member of our Compensation and Human Resources Committee and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table presents information concerning the total compensation of the Chief Executive Officer and each of the four most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to Autodesk in all capacities for the three fiscal years ended January 31, 2005:

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($) (2)
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)
Carol A. Bartz Chairman of the Board, Chief Executive Officer and President	2005 2004 2003	863,333 680,000 765,000	2,356,000 1,260,500 —	— — —	1,000,000 800,000 640,000	54,483 35,736 54,976

Carl Bass Chief Operating Officer	2005 2004 2003	435,417 400,000 380,000	1,168,000 499,250 —	— — —	450,000 350,000 400,000	23,422 21,908 15,322

George M. Bado Senior Vice President, Worldwide Sales and Consulting	2005 2004 2003	330,000 312,577 94,298	357,000 55,630 —	870,719 524,696 25,000	120,000 120,000 200,000	32,108 16,421 —

Alfred J. Castino Senior Vice President, Chief Financial Officer	2005 2004 2003	320,833 300,000 147,885	725,000 315,500 —	— — —	150,000 80,000 240,000	3,610 3,940 2,704

Marcia K. Sterling Senior Vice President, General Counsel and Secretary	2005 2004 2003	332,500 320,000 298,462	740,000 263,000 —	— — —	120,000 140,000 150,000	3,940 3,940 4,075

(1)	Represents sales commissions.
(2)	Includes matching contributions by Autodesk to one of Autodesk’s pre-tax savings plans, reimbursement for certain travel and transportation expenses, and organization dues.

Autodesk Incentive Plan

Our employees, including our executive officers, are eligible for incentive compensation pursuant to our annual Autodesk Incentive Plan. Under this plan, all regular non-sales employees are eligible to receive a bonus, at the sole discretion of Autodesk, based on a variety of factors including overall corporate and individual business unit results, as well as the participant’s individual achievement and overall job performance. The Board has determined, as permitted by this plan, that those persons selected by the Compensation and Human Resources Committee to participate in the Executive Incentive Plan shall not receive awards under the Autodesk Incentive Plan.

Employment Contracts and Certain Transactions

Employment Agreement with Carol A. Bartz

In April 1992, Autodesk entered into an agreement with Carol A. Bartz that provides, among other things, for a severance payment equal to two years’ base salary and incentive compensation in the event Ms. Bartz’s employment is terminated without cause within two years after commencement of employment or one year after a change of control of Autodesk not approved by the Board of Directors or two years’ base compensation in the event Ms. Bartz’s employment is terminated without cause under any other circumstances.

Executive Change in Control Program

In March 2000, the Board of Directors approved the Executive Change in Control Program (the “Change in Control Program”), in an effort to ensure the continued service of the Company’s key executives in the event of a future change in control event. Each of the Company’s current executive officers participates in the Change of Control Program. Under the terms of the Change in Control Program, if, within 12 months of a Change of Control (as defined below), an executive officer who participates in the Program is terminated without cause, he or she will receive:

•	An amount equal to the executive officer’s annual base compensation and average annual bonus, payable bimonthly over a 12 month period;

•	The acceleration of such executive officer’s stock options with respect to the number of shares that would have vested within the 12 months following the date of the executive officer’s termination; and

•	Continued coverage of medical, dental and vision insurance until the earlier of 12 months from the date of termination or when he or she becomes covered under another employer’s employee benefit plans.

If the executive officer is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under the Company’s then-existing benefit plans and policies.

If the benefits provided under the Change in Control Program constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever amount results in the receipt of the greatest amount of benefits.

As defined in the Change in Control Program, a “Change of Control” means:

•	The acquisition of beneficial ownership by any person, directly or indirectly, of 50% or more of the total voting power represented by the Company’s then-outstanding voting securities;

•	The consummation of the sale or disposition of all or substantially all of the Company’s assets;

•	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the outstanding voting securities of the Company immediately prior to the merger or consolidation continue to represent at least 60% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	A change in the composition of the Board of Directors, which results in the incumbent directors representing less than a majority of the entire Board.

Rule 10b5-1 Trading Plans

During fiscal year 2005, Carol A. Bartz, our Chief Executive Officer and President, Carl Bass, Chief Operating Officer, George M. Bado, Senior Vice President, Worldwide Sales and Consulting Alfred J. Castino, Senior Vice President and Chief Financial Officer and Marcia K. Sterling, Senior Vice President and General Counsel, adopted pre-arranged stock trading plans to, over time, exercise certain options to purchase Autodesk common stock and automatically sell the shares issued on exercise of such options in accordance with each plan’s specifications. These plans were established as part of the officers’ individual long-term strategies for asset diversification and liquidity and must be in effect at least 90 days before trading commences. Each such plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, as well as guidelines adopted by the Autodesk Board for individuals who elect to enter into 10b5-1 trading plans.

Related Party Transactions

During fiscal year 2005, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, acted as principal outside counsel to Autodesk. Mark A. Bertelsen, a director of Autodesk, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Payments by Autodesk to Wilson Sonsini Goodrich & Rosati were less than one percent of that firm’s revenues in the last fiscal year. We believe that the services performed by Wilson Sonsini Goodrich & Rosati, Professional Corporation were provided on terms no more or less favorable than those with unrelated parties.

William Marr, Jr., Carol A. Bartz’s stepson, is employed by Autodesk Software (China) Co., Ltd., a wholly-owned subsidiary of the Company. In fiscal 2005, Mr. Marr received approximately $73,000 in compensation representing annual salary and certain expatriate allowances.

EMPLOYEE AND DIRECTOR STOCK OPTIONS

Option Program Description

Autodesk maintains two active stock option plans for the purpose of granting stock options to employees and members of Autodesk’s Board of Directors: the 1996 Stock Plan (available only to employees) and the 2000 Directors’ Option Plan (available only to non-employee directors). Additionally, there are six expired plans or terminated plans with options outstanding, including the Nonstatutory Stock Option Plan (available only to non-executive employees and consultants), which was terminated by the Board of Directors in December 2004. In addition to its stock option plans, the Company’s employees are also eligible to participate in Autodesk’s 1998 Employee Qualified Stock Purchase Plan. In March 2005, the Board of Directors approved a new stock plan, the 2006 Stock Plan. See “Proposal Two—Approval of the Autodesk 2006 Stock Plan” above. If the 2006 Plan is approved by the stockholders, it will commence and the 1996 Stock Plan will terminate in February 2006.

Our stock option program is broad-based and designed to promote long-term retention. Essentially all of our employees participate. Approximately 84% of the options we granted during fiscal year 2005 were awarded to employees other than Named Executive Officers as detailed below. Options granted under our equity plans vest over periods ranging from one to five years and expire within ten years of the date of grant. The exercise price of the stock options is equal to the closing price of our Common Stock on The Nasdaq Stock Market on the grant date.

All stock option grants to executive officers are made by the Compensation and Human Resources Committee of the Board of Directors. All members of the Compensation and Human Resources Committee are independent directors, as defined by the listing standards of The Nasdaq Stock Market. See “Report of the Compensation and Human Resources Committee of the Board of Directors” below for further information concerning Autodesk’s policies and procedures regarding the use of stock options. Grants to our non-employee directors are non-discretionary and are pre-determined by the terms of the 2000 Directors’ Option Plan.

The following tables provide information about our stock option programs, including distribution and dilutive effect, option plan balances and in-the-money and out-of-the-money options.

Distribution and Dilutive Effect of Options

The following table provides information about the distribution and dilutive effect of our stock options for the three fiscal years ended January 31, 2005:

	Fiscal Year Ended January 31,
	2005	2004	2003
Net grants during the period as % of outstanding shares	3.9%	3.1%	3.1%
Grants to Named Executive Officers during the period as % of total options granted	15.9%	11.7%	9.3%
Grants to Named Executive Officers during the period as % of outstanding shares	0.8%	0.7%	0.6%
Cumulative options held by Named Executive Officers as % of total options outstanding	25.2%	20.9%	18.0%

General Option Information

Our stock option activity for the two fiscal years ended January 31, 2005, is summarized as follows:

	Shares Available for Options	Options Outstanding
(Shares in thousands)		Number of Shares	Weighted Average Price Per Share
Options outstanding at January 31, 2003	19,115	58,890	$8.10
Granted	(12,921)	12,921	8.73
Exercised	—	(12,850)	7.24
Canceled	5,533	(6,025)	8.57
Additional shares reserved	8,167	—	—

Options outstanding at January 31, 2004	19,894	52,936	$8.40
Granted	(11,550)	11,550	17.52
Exercised	—	(25,445)	8.46
Canceled	2,607	(2,635)	9.46
Additional shares reserved	8,455	—	—
Reduction to shares available for future issuance approved by the Board of Directors in March 2005	(10,000)	—	—

Options outstanding at January 31, 2005	9,406	36,406	$11.17

In-the-Money and Out-of-the-Money Option Information

The following table compares the number of shares subject to option grants with exercise prices at or below the closing price of our Common Stock at January 31, 2005 (“in-the-money”) with the number of shares subject to option grants with exercise prices greater than the closing price of our Common Stock at the same date (“out-of-the-money”). The closing price of our Common Stock on January 31, 2005, was $29.37 per share.

	Exercisable		Unexercisable		Total
(Shares in thousands)	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
In-the-Money	12,637	$8.13	22,754	$11.98	35,391	$10.61
Out-of-the-Money	—	—	1,015	30.84	1,015	30.84

Total Options Outstanding	12,637	$8.13	23,769	$12.79	36,406	$11.17

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended January 31, 2005:

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (4)
					5%	10%
Carol A. Bartz	1,000,000	8.66%	$14.40	3/18/14	$9,056,083	$22,949,891

Carl Bass	250,000		$14.40	3/18/14	$2,264,021	$5,737,473
	200,000		$20.69	6/28/14	2,601,737	6,593,313

	450,000	3.90%			$4,865,758	$12,330,785

George M. Bado	120,000	1.04%	$16.42	4/5/14	$1,239,174	$3,140,310

Alfred J. Castino	150,000	1.30%	$14.40	3/18/14	$1,358,412	$3,442,484

Marcia K. Sterling	120,000	1.04%	$14.40	3/18/14	$1,086,730	$2,753,987

(1)

The options in this table are incentive stock options or nonstatutory stock options granted under the 1996 Stock Plan, and have exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant. Generally, all such options have ten year terms and vest over one to five years. The shares subject to each option will immediately vest in full in the event the Company is acquired by merger or asset sale, unless the option is to be assumed by the acquiring entity. In addition, under the Change in Control Program, in the event that the Company terminates any of the Named Executive Officers within 12 months following a change in control, the shares subject to each option will vest as to the number of shares that would have vested within the 12 months following such termination.

(2)	The Company granted options to purchase 11.5 million shares of Common Stock in the fiscal year ended January 31, 2005, to 2,993 employees.
(3)	The options in this table may terminate before their expiration upon the termination of the optionee’s status as an employee or upon the optionee’s disability or death.
(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5%, and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s equity compensation plans as of January 31, 2005.

(shares in thousands)	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	30,394	$11.53	20,341	(2)
Equity compensation plans not approved by security holders (3)	6,012	$9.37	—

Total	36,406	$11.17	20,341

(1)	Included in these amounts are 0.1 million securities available to be issued upon exercise of outstanding options with a weighted-average exercise price of $7.73 related to equity compensation plans assumed in connection with previous business mergers and acquisitions.
(2)	This amount reflects the reduction in shares available for future issuance approved by the Board of Directors in March 2005 and 10.9 million securities available for future issuance under Autodesk’s 1998 Employee Qualified Stock Purchase Plan.
(3)	Amounts correspond to Autodesk’s Nonstatutory Stock Option Plan, which was terminated by the Board of Directors in December 2004.

The 1996 Stock Plan was adopted by the stockholders in 1996. Employees, including executive officers and the members of the Board of Directors, are eligible to participate in the 1996 Stock Plan. The 1996 Stock Plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. Incentive stock options (that is, options that entitle the optionee to special U.S. income tax treatment) and nonstatutory stock options may be granted under the 1996 Stock Plan. Options granted under the 1996 Stock Plan generally vest over periods ranging from one to five years and expire within ten years of date of grant. The exercise price of the stock options granted under the 1996 Stock Plan is equal to the closing price of our Common Stock on The Nasdaq Stock Market on the grant date. If stockholders approve the Autodesk 2006 Stock

Plan at the Annual Meeting, the 1996 Stock Plan will terminate on February 1, 2006 (except with respect to awards previously granted under the 1996 Stock Plan that remain outstanding).

Our 2000 Directors’ Option Plan was adopted by the stockholders in 2000. The 2000 Directors’ Option Plan provides for the automatic grant of nonstatutory options to non-employee directors of the Company. The 2000 Directors’ Option Plan is intended to help the Company attract and retain highly skilled individuals as directors of the Company, to provide additional incentive to the non-employee directors of the Company to serve as directors and encourage their continued service on the Board of Directors, and to encourage equity ownership by directors in order to align their interests with those of the stockholders. The exercise price of the stock options granted under the 2000 Directors’ Option Plan is equal to the closing price of our Common Stock on The Nasdaq Stock Market on the grant date.

Our Nonstatutory Stock Option Plan, which is not subject to stockholder approval, was adopted in 1996 and terminated by the Board of Directors in December 2004. The Nonstatutory Stock Option Plan permitted the grant to eligible employees of options to purchase up to 16.9 million shares, all of which have been previously granted. Executive officers and members of the Board of Directors were not eligible to participate in this plan. The Nonstatutory Stock Option Plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. Only nonstatutory stock options were granted under the Nonstatutory Stock Option Plan.

Our 1998 Employee Qualified Stock Purchase Plan was adopted by the stockholders in 1998. The 1998 Employee Qualified Stock Purchase Plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. The 1998 Employee Qualified Stock Purchase Plan provides employees of the Company with an opportunity to purchase Common Stock through accumulated payroll deductions. Under the 1998 Employee Qualified Stock Purchase Plan, eligible employees may purchase shares of Common Stock at their discretion using up to 15% of their compensation subject to certain limitations, at not less than 85% of fair market value as defined in the plan agreement.

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal year 2005, and the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of January 31, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of January 31, 2005. The market value of the underlying securities is based on $29.37, the closing price of the Company’s Common Stock on January 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal year End		Value of Unexercised In-The Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Carol A. Bartz	1,380,820	$25,682,594	4,729,576	2,295,000	$101,579,646	$41,657,528
Carl Bass	552,498	5,350,428	2	1,067,500	44	18,057,538
George M. Bado	130,000	2,160,539	—	310,000	—	5,736,738
Alfred J. Castino	67,000	1,280,854	73,000	330,000	1,670,270	6,245,400
Marcia K. Sterling	480,000	4,290,754	—	360,000	—	6,754,404

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market and rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal control and the audit process; and by monitoring compliance with applicable laws, regulations and policies.

The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2005 with management and Ernst & Young LLP, Autodesk’s independent auditors. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. Ernst & Young LLP is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. In addition, we received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed Ernst & Young LLP’s independence with them, and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” each as currently in effect. We also discussed with management and with Ernst & Young LLP the evaluation of Autodesk’s internal controls and the effectiveness of Autodesk’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, and discussed the results of their examinations and the overall quality of Autodesk’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

J. Hallam Dawson, Chairman

Mary Alice Taylor

Steven L. Scheid

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation and Human Resources Committee of the Board of Directors is comprised of three non-employee directors. Members of this Committee are required to meet the “independent director” requirements of the listing standards of The Nasdaq Stock Market, the “non-employee director” requirements of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986. During fiscal year 2005, the Compensation and Human Resources Committee consisted of Crawford W. Beveridge, Chairman, Per-Kristian Halvorsen and Larry W. Wangberg.

The purpose of the Compensation and Human Resources Committee is to ensure the Company has programs in place to attract, retain and develop a highly effective management team and to discharge the Board’s responsibilities relating to certain compensation matters of the Company.

Specifically, the Compensation and Human Resources Committee is responsible for approving the philosophy and structure of the policies and programs that determine the compensation of our executive officers. The Compensation and Human Resources Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of Autodesk and, in addition, has exclusive authority to grant stock options to executive officers. The Compensation and Human Resources Committee considers both internal data, including financial and non-financial corporate goals and individual performance, as well as data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining executive officers’ compensation.

The Compensation and Human Resources Committee also reviews Autodesk’s executive and leadership development policies, practices and plans to ensure that they support the Company’s ability to retain and develop the superior executive and leadership talent required to deliver against the Company’s short term and long term business strategies.

Compensation Philosophy

Autodesk operates in an extremely competitive and rapidly changing high technology industry. When creating policies and making decisions concerning executive compensation, the Compensation and Human Resources Committee strives to:

•	ensure that the executive team has clear goals and accountability with respect to financial and non-financial corporate performance;

•	establish pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of Autodesk and the dynamic and challenging high technology labor markets in which Autodesk operates;

•	independently assess the Company’s operating results on a regular basis as our expected performance relates to incentive compensation targets; and

•	align pay incentives with the long-term interests of our stockholders.

The Compensation and Human Resources Committee’s actions for the fiscal year ended January 31, 2005, were influenced by improving general economic conditions, as well as Autodesk’s improved performance during the year.

Compensation Program

Autodesk’s executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local, national and, for international executives, foreign compensation data are examined and taken into account, along with the skills and performance of the individual and the needs of Autodesk.

2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals, together with discretionary analysis of individual contribution. Incentive bonuses for fiscal year 2005 were based upon our financial results which exceeded the established targets, as well as the achievement of other corporate and individual goals and related contributions to our success. In setting goals and measuring performance against those goals, the Compensation and Human Resources Committee considers compensation practices among companies competing for a common employee pool, as well as general economic and market conditions. It is the intention of the Compensation and Human Resources Committee in fiscal year 2006 to continue this linkage between the achievement of specific financial targets, corporate and individual goals and the payment of incentive cash compensation to our officers and other executives.

For fiscal year 2005, the Compensation and Human Resources Committee of the Autodesk Board of Directors approved a supplemental Autodesk Growth Bonus Plan in order to encourage the Company to exceed the projected revenue growth targets set for fiscal 2005. This supplemental bonus, which was incremental to the Company’s fiscal 2005 Incentive Plan, provided for payout only in circumstances where actual year-over-year revenue growth substantially exceeded the expected revenue growth levels. Recipients of this supplemental bonus included the executive officers named in the summary compensation table of this Proxy Statement, as well as other designated vice presidents. This supplemental bonus was not embodied in a formal written document and expired following any payouts made based on revenue growth achieved for the fiscal year ending January 31, 2005.

It is the intention of the Compensation and Human Resources Committee in fiscal year 2006 to continue a strong correlation between the achievement of specific financial targets and corporate goals and the payment of incentive cash compensation to our officers and other executives. In addition, for fiscal year 2006, stockholders are being asked to approve the Autodesk “Executive Incentive Plan” which is designed to meet the requirements of a performance-based compensation plan, under section 162(m) of the Internal Revenue Code of 1986, as amended.

3. Equity-based incentive compensation has been provided to employees and management through our stock incentive plans. Under these plans, officers and employees are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position at Autodesk. These options allow participants to purchase shares of our Common Stock at the market price on the date of the grant, subject to vesting during the participant’s employment with Autodesk. Employees are also permitted to purchase shares of our Common Stock, subject to certain limitations, at 85% of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Our stock option plans utilize vesting periods to encourage employees and executives to remain with Autodesk and to focus on longer-term results. Further, in December 2004, the Compensation and Human Resources Committee and the full Board of Directors established stock ownership guidelines for executive officers that are designed to encourage long term stock ownership in the Company and more closely link executive officer interests with those of our stockholders.

In making compensation determinations, the Compensation and Human Resources Committee utilizes independent third-party executive compensation surveys as well as analysis of proxies for comparably-sized software companies. The Compensation and Human Resources Committee believes that Autodesk’s executive compensation program falls within the typical range of compensation programs offered by comparable high technology companies.

Chief Executive Officer Compensation

In determining Ms. Bartz’s compensation for the fiscal year ended January 31, 2005, the Compensation and Human Resources Committee reviewed industry proxies and surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate and individual objectives for the fiscal year.

In addition, like other executive officers, Ms. Bartz was eligible to receive an incentive bonus determined on the basis of achievement of financial and non-financial individual and corporate goals and contribution to our success, including the supplemental growth bonus incentive described above. Based on the Company’s achievement against the financial targets set at the beginning of the fiscal year, Ms. Bartz received a bonus of $2,356,000 for fiscal year 2005. In recognition of her contribution to Autodesk’s performance, Ms. Bartz was granted options to buy an aggregate of 1,000,000 shares of Autodesk stock during fiscal year 2005. Ms. Bartz is one of the executive officers of the Company covered by the stock ownership guidelines established in December 2004. We believe it is critical to the Company’s long-term success to continue to tie our Chief Executive Officer’s financial incentives to our performance and to align individual financial interests with those of stockholders.

In accordance with our Corporate Governance Guidelines, which were adopted by the Board of Directors in December 1995, the Compensation and Human Resources Committee consults with the full Board of Directors in executive session prior to finalizing Ms. Bartz’s base salary, incentive compensation payout for the prior year, incentive compensation targets for the current year and stock option grants.

Other Executive Compensation

Autodesk provides certain compensation programs to executives that are also available to our other employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs for executive officers except where prescribed by law. We generally do not provide executive perquisites such as club memberships. In fiscal year 1998, we introduced a Deferred Compensation Program for executives, which Autodesk subsequently extended to other key employees. In 2004, the Board of Directors approved a new 2005 Deferred Compensation Plan intended to comply with the requirements of Section 409A of the Code, recently enacted under the American Jobs Creation Act of 2004. Section 409A imposes a number of requirements on non-qualified deferred compensation plans, primarily relating to the timing of elections and distributions. Beginning in calendar year 2005, all participants in the Deferred Compensation Program defer compensation under the 2005 Deferred Compensation Plan.

Deductibility of Executive Compensation

Beginning in 1994, the Internal Revenue Code of 1986, as amended, limited the federal income tax deductibility of compensation paid to our chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. We may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1.0 million or meets certain other conditions enabling it to be characterized as performance-based. Our existing 1996 Stock Plan and new 2006 Stock Plan, which we are asking the stockholders to approve at this Annual Meeting, have been designed to permit this Committee to grant options and other equity compensation awards that are “performance-based” and thus tax-deductible. We also intend to qualify cash incentive compensation under the Executive Incentive Plan, which we are asking the stockholders to approve at this Annual Meeting, for tax deductibility under the Code. However, we may from time to time pay compensation to our executives that may not be deductible.

COMPENSATION AND HUMAN RESOURCES

COMMITTEE OF THE BOARD OF DIRECTORS

Crawford W. Beveridge, Chairman

Per-Kristian Halvorsen

Larry W. Wangberg

COMPANY STOCK PRICE PERFORMANCE

The following graph shows a five-year comparison of cumulative total return (equal to dividends plus stock appreciation) for our Common Stock, the Standard & Poor’s 500 Stock Index and the Dow Jones U.S. Software Index.

Comparison of Five Year Cumulative Total Stockholder Return (1)

(1)	Assumes $100 invested January 31, 2000, in the Company’s stock, the Standard & Poor’s 500 Stock Index, and the Dow Jones U.S. Software Index, with reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

THE BOARD OF DIRECTORS

May 16, 2005

San Rafael, California

APPENDIX A

Autodesk, Inc.

Audit Committee Charter

Purpose

Autodesk’s Audit Committee is a committee of the Board of Directors. Committee members are appointed by and serve at the discretion of the Board of Directors. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing the financial reporting, the systems of internal controls, and the audit process; and by monitoring compliance with applicable laws, regulations and policies. In discharging its responsibilities, the Committee shall have full access to all of Autodesk’s books, records, facilities and personnel, and shall have full authority to engage counsel and such other advisors as it deems necessary.

Membership

The Audit Committee will consist of not less than three members of the Board of Directors. All members must be independent and financially literate, and at least one financially sophisticated, as such terms are defined for the purposes of service on an audit committee by the NASDAQ Marketplace Rules and the rules of the SEC. At least one member will be an “audit committee financial expert” as defined in the rules of the SEC. The Board of Directors will designate one member as Chairperson. Members of the Audit Committee will serve until a replacement member is appointed by the Board of Directors.

Meetings

The Audit Committee will generally meet eight times each year coincident with the timing of Board of Directors meetings and prior to the release of the Company’s quarterly and annual fiscal year earnings. Each meeting will include an executive session, which will allow the Audit Committee to maintain free and open communications with the Company’s independent auditors and internal audit department.

Reporting

The Audit Committee will keep minutes summarizing each meeting and report to the Board of Directors on its activities. If requested by the Board of Directors, the Audit Committee may invite the independent auditors to attend the full Board meeting to assist in reporting the results of their annual audit and answer questions from other directors. Alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed or other Audit Committee meetings, as appropriate.

Responsibilities

The Audit Committee will:

1. Approve the selection, compensation, evaluation, and replacement of, and oversee the work of, the independent auditors (including the resolution of any disagreements between management and the independent auditor regarding financial reporting); and pre-approve all fees and terms of audit and non-audit engagements, including the audit engagement letter.

2. Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the Company’s stockholders.

3. Monitor the independence and objectivity of the independent auditors and ensure that the Committee annually receives from the independent auditors the required formal written statement on their independence, obtain annually from the independent auditors a report regarding the firm’s internal quality control procedures.

4. Prior to the annual independent audit, review with the independent auditors and financial management the scope of the independent audit and the areas of audit emphasis.

5. Review with management and the independent auditors the financial statements, including the Company’s critical accounting policies and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of the Company’s Annual Report on Form 10-K. Discuss with the independent auditors their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and completeness of the disclosures in the financial statements.

6. Discuss with management and the independent auditors the management letter and response and any other matters required to be communicated to the Audit Committee by the independent auditors.

7. Review with management and the independent auditors the interim financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of the Company’s quarterly report on Form 10-Q and discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors.

8. Together with management, select and subsequently evaluate the internal audit head.

9. Approve the charter of the internal audit department and the annual internal audit plan.

10. Review the results of internal audit’s activities, including evaluation of compliance with laws, regulations and Company policy.

11. Monitor actions taken to address matters noted in internal audit reports and in management letters issued by the independent auditors.

12. Discuss and review Autodesk’s key internal accounting control policies and procedures and accounting policy changes.

13. Provide a forum for internal audit and the independent auditors to meet in closed session with the Audit Committee.

14. Establish and monitor the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

15. Review compliance with Autodesk’s Related Party and Non-routine Transactions Policy, including reviewing and approving in advance any proposed related party transactions.

16. Review the Company’s plans and subsequent progress in addressing and resolving significant operational or other issues as they may arise.

17. Review and reassess this charter at least annually and submit it to the Board of Directors for approval.

18. Require an annual assessment of the performance of the Audit Committee.

19. Submit for inclusion in the Company’s annual Proxy Statement the audit committee disclosures required by the SEC and NASDAQ Marketplace Rules, including the Audit Committee Report and the confirmation of the existence of a written charter (and its publication at least every three years), and confirm to the Board of Directors the independence and financial literacy of Audit Committee members.

20. Review and investigate other matters within the scope of the Audit Committee’s duties, as deemed necessary.

A-2

APPENDIX B

AUTODESK, INC.

2006 STOCK PLAN*

1. Purposes of the Plan. The purposes of this Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all the Company’s assets; or

*	As adopted by the Board on March 10, 2005.

(iv) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” Committee of Board means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means Autodesk, Inc.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(m) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 14.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Fiscal Year” means a fiscal year of the Company.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Participant” means the holder of an outstanding Award granted under the Plan.

(bb) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. The Performance Goals may differ from Participant to Participant and from Award to Award.

(cc) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 12.

(dd) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 13.

(ee) “Plan” means this 2006 Stock Plan.

(ff) “Restricted Stock” means Shares granted pursuant to Section 11 of the Plan.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(ii) “Service Provider” means an Employee, Consultant or Director.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

(kk) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.

(ll) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is equal to 25,000,000 Shares.

Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one share for every share subject thereto. Any Shares or units subject to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Unit Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto and, if returned to the Plan pursuant to the last paragraph of this Section, shall be returned to the Plan as two Shares for every one Share returned to the Plan.

The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option or Stock Purchase Right shall become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv) to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Award (subject to Section 9(c) and Section 19(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to determine the terms and restrictions applicable to Awards; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7. Code Section 162(m) Provisions.

(a) Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,500,000 Shares; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b) Restricted Stock and Performance Share Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 750,000 Shares of Restricted Stock or Performance Shares; provided, however, that such limit shall be 1,500,000 Shares in the Participant’s first Fiscal Year of Company service.

(c) Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $2,000,000, provided, however, that such limit shall be $6,000,000 in the Participant’s first Fiscal Year of Company service.

(d) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Changes in Capitalization. The numerical limitations in Sections 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17(a).

8. Term of Plan. The Plan shall become effective on February 1, 2006 and continue in effect for a term of three (3) years after such date.

9. Stock Options.

(a) Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five (5) years from the date of grant.

(b) Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(c) No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 17 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h) Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option for twelve (12) months following the Participant’s termination (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised for twelve (12) months following Participant’s death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(j) ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(i) of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

(ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

10. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms. Subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h) Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the

Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i) Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

11. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Restricted Stock may be granted in the form of restricted stock units that are not issued until the vesting conditions are satisfied. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

12. Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the

Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

13. Performance Units.

(a) Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units. Subject to Section 7(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

14. Deferred Stock Units.

(a) Description. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b) 162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award as set forth in Section 7 hereof.

15. Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

16. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

17. Adjustments Upon Changes in Capitalization.

(a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change of Control.

(i) Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(ii) Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding Restricted Stock, Performance Share, Performance Unit

and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

18. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 19(b) of the Plan.

22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

APPENDIX C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AUTODESK, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Carol A. Bartz and Marcia K. Sterling each hereby certifies:

FIRST: They are the Chief Executive Officer and Secretary, respectively, of Autodesk, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”);

SECOND: The original Certificate of Incorporation of this corporation, originally filed on May 10, 1994, together with all subsequent amendments thereto, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is Autodesk, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

Section 1. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Seven Hundred Fifty Million (750,000,000) shares of Common Stock, $0.01 par value (the “Common Stock”), and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the “Preferred Stock”). Of the Preferred Stock, 750,000 shares are hereby designated as Series A Participating Preferred Stock, par value $0.01 per share (the “Series A Participating Preferred Stock”).

Section 2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3. Series A Participating Preferred Stock. The relative rights, preferences, privileges and restrictions of the Series A Participating Preferred Stock are as follows:

(a) Dividends and Distributions.

(i) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after December 14, 1995 (the “Rights Dividend Declaration Date”) (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating

Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

(b) Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(iii) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(c) Certain Restrictions.

(i) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 3(a) hereof.

(ii) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 3(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(A) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(B) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(C) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

(D) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating

Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(iii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (i) of this Section 3(c), purchase or otherwise acquire such shares at such time and in such manner.

(d) Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(e) Liquidation, Dissolution or Winding Up.

(i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (B), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(ii) In the event, however, that there are not sufficient assets available to permit payment in full to the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(iii) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(f) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(g) No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

(h) Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(i) Amendment. This Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

(j) Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

To the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

THIRD: This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 and 245 of the General Corporation Law.

FOURTH: This Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on this      day of                 , 2005.

Carol A. Bartz
Chief Executive Officer

Marcia K. Sterling
Secretary

APPENDIX D

AUTODESK, INC.

EXECUTIVE INCENTIVE PLAN

1) Purposes of the Plan. This Autodesk, Inc. Executive Incentive Plan sets forth the plan for payment of cash bonuses to those executive officers of the Company designated for participation and is intended to increase stockholder value and the success of the Company by motivating executives to perform to the best of their abilities and to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or one of its business units or upon the achievement of objectively determinable performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code section 162(m).

2) Definitions.

(a) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(b) “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

(c) “Base Salary” means, as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Position” means the Company’s level of cash and cash equivalents.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m).

(h) “Company” means Autodesk, Inc. or any of its subsidiaries (as such term is defined in Code Section 424(f)).

(i) “Earnings Per Share” means, as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(j) “Fiscal Year” means a fiscal year of the Company.

(k) “Maximum Award” means as to any Participant for any Performance Period, $4 million.

(l) “Net Income” means, as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(m) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(n) “Operating Margins” means the ratio of Operating Income to Annual Revenue.

(o) “Operating Income” means the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(p) “Participant” means an eligible executive or key employee of the Company selected by the Committee, in its sole discretion, to participate in the Plan for a Performance Period.

(q) “Payout Determination Date” means the date upon which the Committee determines the amounts payable pursuant to the Target Award and Payout Formula with respect to any previously completed Performance Period, in accordance with Section 8(a).

(r) “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants, which is generally expressed as a percentage (which may be more than 100%) of the Target Award. The formula or matrix may differ from Participant to Participant.

(s) “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

(t) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Margins, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales and (k) Total Stockholder Return, or such similar objectively determinable financial or other measures as may be adopted by the Committee. The Performance Goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period. The measures which constitute the Performance Goals may, at the discretion of the Committee, be based on Pro Forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the bonuses under this Plan and any other bonus plans of the Company. The Performance Goals may differ from Participant to Participant and from Award to Award. In establishing a Performance Goal on the Target Determination Date, the Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

(u) “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

(v) “Plan” means this Autodesk, Inc. Executive Incentive Plan.

(w) “Plan Year” means the Company’s fiscal year.

(x) “Pro Forma” means calculation of a Performance Goal in a manner that excludes extraordinary or one-time expenses or credits, such as restructuring expenses, extraordinary tax events, expenses or credits related to stock options and/or other equity compensation or the like, instead of conforming to generally accepted accounting principles.

(y) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(z) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(aa) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(bb) “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(cc) “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

(dd) “Target Determination Cutoff Date” means the latest possible date that will not jeopardize a Target Award’s qualification as Performance-Based Compensation.

(ee) “Target Determination Date” means the date upon which the Committee sets the Target Award and Payout Formula with respect to any Performance Period, in accordance with Section 7.

(ff) “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

3) Plan Administration.

(a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

i) discretionary authority to adopt Target Awards and Payout Formulae under this Plan for a given Performance Period on or prior to the Target Determination Cutoff Date;

ii) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

iii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

(iv ) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4) Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be determined by the Committee, and are generally expected to include executive officers of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934 and any other key employees who are specifically designated by the Committee for participation in the Plan in its sole discretion. Executives who earn sales commissions are generally not included in the Plan. Unless specifically excepted, a Participant must be actively employed on the last day of the Performance Period to be eligible to receive a payment hereunder. No person shall be automatically entitled to participate in the Plan.

5) Performance Goal Determination. On the Target Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing on or prior to the Target Determination Cutoff Date.

6) Target Award Determination. On the Target Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing on or prior to the Target Determination Cutoff Date.

7) Determination of Payout Formula. On the Target Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula (a) shall be set forth in writing on or prior to the Target Determination Cutoff Date, (b) shall provide for the payment of a Participant’s Award if the Performance Goals for the Performance Period are achieved, and (c) may provide for an Award payment greater than or less than the Participant’s Target Award, depending upon the extent to which the Performance Goals are achieved. Notwithstanding the preceding, in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award.

8) Payout Determination; Award Payment.

(a) Payout Determination and Certification. On the Payout Determination Date, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

(b) Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(c) Form of Distributions. The Company shall distribute all Awards to the Participant in cash.

(d) Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period, but in no event later than 2 ½ months after the end of the applicable Performance Period.

(e) Deferral. The Committee may defer payment of Awards, or any portion thereof, to Participants as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9) Term of Plan. The Plan shall first apply to the Company’s fiscal year 2006 Plan Year. The Plan shall terminate with respect to the fiscal 2006 Plan Year and all subsequent Plan Years unless it is approved at the 2005 annual meeting of the Company’s stockholders. Once approved by the Company’s stockholders, the Plan shall continue until terminated under Section 10 of the Plan.

10) Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including adopting amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

11) Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

12) At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of the Company may terminate the employment relationship at any time and for any reason or no reason.

13) Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14) Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15) Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

16) Governing Law. The Plan shall be governed by the laws of the State of California.

Proxy - Autodesk, Inc.

Meeting Details

2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. (“Autodesk”), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 16, 2005, and hereby appoints Carol A. Bartz and Marcia K. Sterling, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Autodesk to be held on June 23, 2005, at 2:00 p.m., at Autodesk’s principal executive office, located at 111 McInnis Parkway, San Rafael, California and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the nominees named in the Proxy Statement to Autodesk’s Board of Directors, FOR the approval of Autodesk’s 2006 Stock Plan, FOR the approval of Autodesk’s Amended and Restated Certificate of Incorporation, FOR the approval of Autodesk’s Executive Incentive Plan, and FOR the ratification of the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm for the fiscal year ending January 31, 2006.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

Autodesk	MMMMMMMMMMMM

MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
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C 1234567890 J N T
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☐ Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - Carol A. Bartz	☐	☐	04 - J. Hallam Dawson	☐	☐	07 - Steven L. Scheid	☐	☐
02 - Mark A. Bertelsen	☐	☐	05 - Michael J. Fister	☐	☐	08 - Mary Alice Taylor	☐	☐
03 - Crawford W. Beveridge	☐	☐	06 - Per-Kristian Halvorsen	☐	☐	09 - Larry W. Wangberg	☐	☐

B	Issues

The Board of Directors recommends a vote FOR Items 2, 3, 4 and 5.

Please read the resolution in full on the accompanying proxy materials.

	For	Against	Abstain		For	Against	Abstain
2. Proposal to approve Autodesk’s 2006 Stock Plan and the reservation of 25,000,000 shares of Autodesk’s Common Stock for issuance thereunder.	☐	☐	☐	4. Proposal to approve Autodesk’s Executive Incentive Plan.	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
3. Proposal to approve Autodesk’s Amended and Restated Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 400 million shares to 750 million shares.	☐	☐	☐	5. Proposal to ratify the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm for the fiscal year ending January 31, 2006.	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This proxy card should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐ ☐/☐☐/☐☐☐☐

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